About Us



ITEX, The Membership Trading Community℠, is the leading marketplace for cashless business transactions in North America.

For more than a quarter of a century, members have bought and sold within the community's exclusive distribution channel by utilizing the ITEX dollar to exchange goods and services.

More than $100 million in Gross Merchandise Value (GMV) was sold in the Marketplace through 24,000 member businesses in the past year.

ITEX is publicly traded under the symbol "ITEX" and has been consecutively profitable for the past six years.

Connect. Trade. Save.

- ❑ **Attract new customers**
- ❑ **Generate new sales**
- ❑ **24/7 access through www.itex.com**
- ❑ **Transact in a trusted business community**
- ❑ **Largest trading community in North America**

Investor Relations

Ticker Symbol:	ITEX.OB
Industry:	Business Services
**Stock Price:*	$0.75
**Market Capitalization:*	$13,538,436
**Shares Outstanding:*	18,051,248
Fiscal Year End:	July 31st
Stock Price as of July 31:	2009 $.63
	2008 $.88
	2007 $.80
	2006 $.58
	2005 $.38

*As of 10/15/09



ITEX Corporation is headquartered in Bellevue, Washington.

ITEX processes more than 1,000 transactions daily, representing more than $132 million in Gross Merchandise Value (GMV) annually.

ITEX is a community of businesses buying and selling to one another by accepting ITEX dollars as the form of payment.

ITEX

Revenue


Revenue
Fiscal 2005 - 2009
$18,000
$16,000
$14,000
$12,000
$10,000
$0
05 $10,225
06 $14,646
07 $14,171
08 $15,964
09 $16,502

Revenue increased by 3% in 2009 compared to 2008 and has increased 61% since 2005.

Cash Flow From Operations


Cash Flow From Operations
Fiscal 2005 - 2009
$3,000
$2,500
$2,000
$1,500
$1,000
$0
05 $843
06 $1,836
07 $2,057
08 $2,374
09 $2,875

Cash flow from operations increased 21% in 2009 compared to 2008 and has increased 241% since 2005.

Income From Operations


Income From Operations
Fiscal 2005 - 2009
$2,500
$2,000
$1,500
$1,000
$ 500
$0
05 $729
06 $1,341
07 $1,505
08 $1,501
09 $1,027

Income from operations allowed for substantial reinvestment in our infrastructure and has increased 41% since 2005.

Stockholders' Equity


Stockholders' Equity
Fiscal 2005 - 2009
$15,000
$12,000
$9,000
$6,000
$ 3,000
$0
05 $4,959
06 $7,968
07 $12,330
08 $13,319
09 $13,981

Stockholders' equity increased 5% in 2009 compared to 2008 and increased 182% since 2005.

Financial Highlights

THE ITEX MARKETPLACE[SM]	For the fiscal years ended July 31 2009	2008	2007	2006	2005
Marketplace Revenue	**$16,502**	**$15,964**	**$14,171**	**$14,646**	**$10,225**
Cost and expenses:					
Costs of Marketplace revenue	10,481	10,335	9,660	10,299	7,050
Selling, general and administrative	4,232	3,503	2,705	2,731	2,411
Depreciation and amortization	762	625	301	275	35
	15,475	14,463	12,666	13,305	9,496
Income from operations	**1,027**	**1,501**	**1,505**	**1,341**	**729**
Other income:					
Interest & other income	1	16	86	19	109
Gain on extinguishment of debt	—	—	—	81	—
Gain on sale of corporate-owned offices	—	—	70	17	—
	1	16	156	117	109
Income before income taxes	1,028	1,517	1,661	1,458	838
Common stock outstanding	17,856	17,816	18,103	18,623	18,576
Net income per common share - before taxes	.06	.09	0.09	0.08	0.05

NOTE: All numbers represented in thousands except per share amounts

Fiscal Year Highlights

2009
- Executed two web services agreements
- Retired all long-term debt
- Acquired boutique advertising agency and launched ITEX Media Services
- Launched National Partnership Team
- Entered into marketing agreement with SYSCO iCare

2008
- Acquired the third largest trading community in the United States
- Acquired a Cleveland, Ohio trading system
- Fifth consective profitable year

2007
- 25th Annual Convention held in New Orleans
- Fourth consecutive profitable year

2006
- 70 broker offices converted to franchises
- New franchise website launched
- Paperless office established

2005
- Acquired the second largest trading community in the United States
- Broker Support Program established

CORPORATE INFORMATION

Steven White - Chairman & CEO

Mr. White has been a director of ITEX and its Chairman since February 2003. He has served as CEO and Interim CFO of the Company since June 2003. From 1996 to 2000, he was CEO and President of Ubarter.com a web-based cashless trading community originally founded by Mr. White in 1983 as Cascade Trade Association. In June 2000, Mr. White directed the sale of Ubarter.com to Network Commerce, an Internet-based technology infrastructure and services company.

John A. Wade - Director

Mr. Wade has been a director of ITEX since February 2003. He served as Chief Financial Officer of Aptimus, Inc., an online direct marketing company, from 1998 to 2007. Prior to joining Aptimus, Mr. Wade served as the CFO and COO for Buzz Oates Enterprises, a real estate development company. Mr. Wade has a Bachelor of Science degree in business administration with a concentration in accounting from the San Diego State University School of Business and has been a CPA since 1987.

Eric Best - Director

Mr. Best has been a director of ITEX since February 2003. He founded MindCorps, an e-commerce systems integrator acquired by Amazon.com in 1999, and Emercis, an e-commerce tools provider acquired by Impressa in 2000. He founded and is currently CEO of Mercent, a software venture that enables retailers to sell through online merchandising channels. Mr. Best is also founder and Chairman of Seattle-based Morse Best Innovation, a technical marketing agency serving clients such as Microsoft, Lexmark, and WRQ. He is a graduate of Seattle Pacific University and a member of the SPU Entrepreneurial Studies Council and Society of Fellows.

Marketplace Staff

ITEX has 32 employees. In addition, our franchisees, their staff and outside contractors total more than 400 individuals supporting The Membership Trading Community℠.

MISSION STATEMENT

To establish the ITEX dollar as a widely accepted currency and the ITEX Marketplace as the hub for cashless business transactions.

1009

Corporate Office
3326 160th Ave SE
Suite 100
Bellevue, WA 98008-6418
Ph: 425.463.4000
Fax: 425.463.4041
www.itex.com

Investor Relations
Alan Zimmelman
425.463.4017
alan@itex.com

Independent Auditors
Ehrhardt Keefe Steiner & Hottman PC
7979 East Tufts Avenue
Denver, CO 80237-2843

Counsel
Stoel Rives, LLP
600 University Street
Suite 3600
Seattle, WA 98101

Tollefsen Business Law P.C.
2825 Colby Avenue
Suite 304
Everett, WA 98201

Transfer Agent
OTR, INC
1001 SW Fifth
Suite 1550
Portland, OR 97204-1143

ITEX